EXHIBIT INDEX

1.       Form of Underwriting Agreement between Registrant and Markman
         Securities, Inc.

2. Administration, Accounting and Transfer Agency Agreement among Registrant, Markman Capital Management, Inc. and MGF Service Corp.

3.       Consent of Independent Public Accountants